UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2026
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3550 Peachtree Road NE, Suite 1100
Atlanta, Georgia 30326
(Address of Principal Executive Offices)
(404) 760-4000
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2026, Novelis Inc. (the “Company”) announced that Emilio Braghi, 58, was named Chief Operating Officer of Novelis effective immediately. Mr. Braghi will retain his role as Executive Vice President and President, Novelis Europe, which he has held since September 2016. Mr. Braghi joined Novelis in 1999 as a sales manager in Europe. Since then, he has served in various roles of increasing responsibility, including head of the Company’s business in Italy in 2006 and Vice President, Operations, Novelis North America, in February 2015. In addition, Mr. Braghi serves as a member of the Executive Committee of the European Aluminum industry association. Mr. Braghi holds a degree in engineering and industrial production technologies from Politecnico di Milano in Milan, Italy.
As of the date of this Current Report on Form 8-K, no new compensatory arrangements have been entered into with Mr. Braghi, and no changes have been made to the existing compensatory arrangement for Mr. Braghi, which was previously disclosed on Form 10-K/A filed by the Company on June 25, 2025. If the Company enters into any new compensatory arrangement or makes material changes to the existing compensatory arrangement of Mr. Braghi in connection with his appointment as Chief Operating Officer, the material terms of such arrangement will be disclosed in a subsequent filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: January 21, 2025	By:	/s/ Chirag Shah
Name: Chirag Shah
Title: Interim Chief Legal Officer and Secretary